Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078-2704
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551
Attorney Responsible for Short Hills Office:
Emilio Ragosa

March 19, 2025

Liquidia Corporation

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

RE: Liquidia Corporation, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Liquidia Corporation, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time by the selling stockholders named in the Registration Statement (as defined below) of an aggregate of 1,123,595 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) held by certain selling stockholders. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2025 (the “Registration Statement”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended, of the Company as filed with the Secretary of State of the State of Delaware, the Bylaws of the Company and the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the issue and sale of the Shares have been duly authorized by all necessary corporate action of the Company, and the Shares are validly issued, fully paid and non-assessable, and have been duly authorized by all necessary corporate action of the Company.

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)